Exhibit 99.1

NUO THERAPEUTICS AND ROHTO PHARMACEUTICAL CO. SIGN EXCLUSIVE LICENSING AND DISTRIBUTION AGREEMENT FOR AURIX IN JAPAN

GAITHERSBURG, Maryland – January 8, 2015 – Nuo Therapeutics, Inc. (OTCQX: NUOT) a pioneer in biodynamic therapies, today announced that it has signed an exclusive licensing and distribution agreement for the Aurix System with Rohto Pharmaceutical Co., Ltd. (“Rohto”), one of Japan’s leading pharmaceutical, health and wellness companies. Under the terms of the agreement, Nuo will receive an upfront payment from Rohto in exchange for an exclusive license and the right to develop and commercialize Aurix in the Japanese market. The agreement also contemplates additional royalty payments based on the net sales of Aurix in Japan and an additional future cash payment in the event specific milestones are met. In turn, Nuo will pay a one-time fee to Millennia Holdings (Millennia) to terminate the September 2009 license and distribution agreement. Millennia has been instrumental in establishing the advanced wound care market in Japan, and will continue to work with Rohto to develop the market for Aurix. Further, Rohto has assumed all responsibility for securing the Marketing Authorization (“MA”) from Japan’s Ministry of Health, Labour and Welfare (“MHLW”), while Nuo will provide relevant product information, as well as clinical and other data to support Rohto’s MA application.

“This agreement is a significant validation of Aurix from a leader in the Japanese healthcare market, and an important milestone as we expand the product’s footprint outside of the United States,” said Martin Rosendale, Chief Executive Officer of Nuo Therapeutics. “We are excited to work with the team at Rohto to support its regulatory initiatives, and to share in the longer-term commercial success of Aurix as it enters Japan.”

Kunio Yamada, Chief Executive Officer of Rohto Pharmaceutical Co., added, “We are thrilled to partner with Nuo to bring The Aurix System to the Japanese market. The license is consistent with our strategy of evolving Rohto into an integrated health and beauty care company and expanding into more advanced areas of life sciences, including wound care and regenerative medicine. We believe that the potential for this product is substantial, and look forward to taking Aurix through the regulatory process with the MHLW.”

The foregoing agreements contain other terms and provisions that are customary to agreements of this nature. For additional detail relating to the terms and provisions of such agreements please refer to the Company’s Current Report on Form 8-K filed with the SEC in connection therewith.

About Nuo Therapeutics

Nuo Therapeutics, Inc. is a biomedical company that pioneers leading-edge biodynamic therapies for wound care. The Company’s flagship product, Aurix is a biodynamic hematogel that harnesses a patient's innate regenerative abilities for the management of a variety of wounds. For additional information please visit www.nuot.com.

About Aurix

Aurix is the first platelet and plasma therapy system to be cleared by the FDA for the management of ulcers and wounds of all types (diabetic foot ulcer, pressure ulcer, venous leg ulcer, etc.) and all severities (partial thickness, full thickness, and complex wounds). It can be used successfully on patients with tunneling, sinus tracts, bone and tendon exposure, and hardware exposure.

Unlike other cellular-based treatment options, Aurix is derived from a patient's own platelets and plasma (autologous). Once applied, the product goes to work, stimulating the natural healing process to form tissue to fill in wound defects and help reduce wound volume. Aurix produces visible results in days, not weeks and is effective at all stages of wound care for non-healing wounds.

Safe Harbor Statement -- Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and Nuo Therapeutics actual results may differ materially due to a number of factors, many of which are beyond Nuo Therapeutics' ability to predict or control, including, without limitation, the Company’s ability to expand and commercialize its products in Japan, to secure (directly or indirectly) necessary regulatory approvals, the Company's ability to successfully launch and rebrand its wound care system in the timeframe and to the extent anticipated, the Company’s ability to estimate the potential of the wound care market and to commercialize any of its rebranded products / therapies, successfully execute its Aurix (formerly AutoloGel) sales and commercialization strategies, the Company’s ability to launch Aurix as expected and derive financial and commercial benefits of such launch, to achieve Aurix expected reimbursement rates in 2014 and thereafter, the Company's ability to comply with the debt covenants and restrictions under the existing loan facilities, the Company’s ability to realize expected benefits from the Arthrex licensing arrangement, the Company's ability to collect the data necessary for the grant of the unconditional coverage, the Company's ability to continue in its efforts to expand in the wound care market, its ability to successfully negotiate with physician offices as anticipated and to realize the anticipated sales growth from such treatments, the likelihood of a favorable CMS determination relating to the reimbursement rates for Aurix, to successfully realize sales of the Angel Technology resulting in the royalty stream to the Company, the Company's ability to expand patient populations as contemplated, its ability to provide Medicare patients with access as expected, the Company's expectations of favorable future dialogue with potential strategic partners, and its ability to successfully manage contemplated clinical trials, to manage and address the capital needs, human resource, management, compliance and other challenges of a larger, more complex and integrated business enterprise, viability and effectiveness of the Company's sales approach and overall marketing strategies, commercial success or acceptance by the medical community, competitive responses, the Company's ability to raise additional capital and to continue as a going concern, and Nuo Therapeutics ability to execute on its strategy to market the Aurix System as contemplated. To the extent that any statements made here are not historical, these statements are essentially forward-looking. The Company uses words and phrases such as "believes", "forecasted," "projects," "is expected," "remain confident," "will" and/or similar expressions to identify forward-looking statements in this press release. Undue reliance should not be placed on forward-looking information. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Nuo Therapeutics, Inc. Nuo Therapeutics operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Except as is expressly required by the federal securities laws, Nuo Therapeutics undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason. Additional risks that could affect our future operating results are more fully described in our U.S. Securities and Exchange Commission filings, including our Annual Report for the year ended December 31, 2013, the most recent Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, and other subsequent public filings. These filings are available at www.sec.gov.

Contact: Nuo Therapeutics, Inc. Martin Rosendale, CEO Steven Shallcross, EVP/ CFO 240-499-2680	Investors: The Ruth Group Lee Roth 646-536-7012 lroth@theruthgroup.com